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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-137173) pertaining to the InnerWorkings, Inc. 2006 Stock Incentive Plan of our reports dated March 14, 2008, with respect to the consolidated financial statements and schedule of InnerWorkings, Inc. and the effectiveness of internal control over financial reporting of InnerWorkings, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

                      /s/ Ernst & Young LLP

Chicago, IL
March 14, 2008

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Consent of Independent Registered Public Accounting Firm